EXHIBIT 99.2

The following is a statement of the estimated expenses (other than agent discounts and commissions) to be incurred by Zions Bancorporation (the “Company”) in connection with the registration and offering of 5,000,000 depositary shares of the Company, each representing a 1/40th interest in a share of the Company’s Series E Fixed-Rate Resettable Non-Cumulative Perpetual Preferred Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-158319), and the related prospectus supplement filed with the Securities and Exchange Commission on June 14, 2010.

SEC registration fee	$10,250
Legal fees and expenses	$250,000
Accounting fees and expenses	$125,000
Printing fees	$75,000
Rating Agencies’ fees	$150,000
Miscellaneous	$24,250

Total Expenses	$634,500